Exhibit 23.4
March 28, 2008
Board of Directors
Cinemark Holdings, Inc.
3900 Dallas Parkway, Suite 500
Plano, Texas 75093
Members of the Board:
We hereby consent to the citation by Cinemark Holdings, Inc. (the “Company’’) of data reported by our source “BIAfn, Media Access Pro for Television 2007’’, and to the use of our name in connection with the use of such data in the Form 10-K filed by the Company with the Securities and Exchange Commission.
/s/ Mark R. Fratrik
Mark R. Fratrik, Ph.D
Vice President
BIA Financial Network, Inc. (BIAfn)
March 28, 2008